EXHIBIT INDEX

(d)(1) Investment Management Services Agreement between Registrant, on behalf of AXP New Dimensions Fund, a series of the Registrant, has adopted a master/feeder operating structure. Therefore, the Investment Management Services Agreement, dated December 1, 2002, between Growth Trust, on behalf of Growth Portfolio and Growth Trends Portfolio, and American Express Financial Corporation.

(h)(7) Agreement and Plan of Reorganization, dated Jan. 8, 2004, between AXP Dimensions Series, Inc., on behalf of AXP Growth Dimensions Fund, AXP Dimensions Series, Inc., on behalf of AXP New Dimensions Fund, and American Express Financial Corporation.

(h)(10) Amended Class I Transfer Agency Agreement between the American Express Funds and American Express Client Service Corporation, dated November 13, 2003 (amended June 1, 2004).

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors'/Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated July 7, 2004.

(q)(4) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated January 7, 2004.